                                                           Exhibit No. EX-99.a.2

                              CERTIFICATE OF TRUST
                                       OF
                                    MGI FUNDS

     This  Certificate of Trust of MGI Funds,  a statutory  trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C.ss. 3801 et seq.) (the
"Act"), sets forth the following:

     FIRST: The name of the statutory trust formed hereby is MGI Funds.

     SECOND:  The address of the registered  office of the Trust in the State of
     Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801.
     The name of the Trust's  registered  agent at such  address is SR Services,
     LLC.

     THIRD:  The Trust  formed  hereby is or will become an  investment  company registered  under  the  Investment  Company  Act of 1940,  as  amended  (15
     U.S.C.ss.ss.80a-1 et seq.).

     FOURTH:  Pursuant  to  Section  3804 of the Act,  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise  existing  with respect to a particular  series,  whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is  hereafter  authorized  and  existing  pursuant  to said governing  instrument,  shall be enforceable  against the assets associated with such series only, and not against the assets of the Trust generally or any  other  series  thereof,  and,  except  as  otherwise  provided  in the governing  instrument  of  the  Trust,  none  of  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or  otherwise  existing  with  respect to the Trust  generally or any other series thereof shall be enforceable against the assets of such series.

     IN WITNESS WHEREOF, the undersigned,  being the sole trustees of the Trust, have duly executed this Certificate of Trust as of the 10th day of March, 2005.

                                                 /s/Barry McInerney
                                                 ------------------------
                                                 Barry McInerney

                                                 /s/David M. Goldenberg
                                                 ------------------------
                                                 David M. Goldenberg

                                                 /s/Richard Joseph
                                                 ------------------------
                                                 Richard Joseph